Exhibit 99.1

For Immediate Release	Contact: Anne-Marie Hess
Date: October 12, 2006	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP, INC. AMENDS CREDIT AGREEMENT

Princeton, NJ – October 12, 2006 – PharmaNet Development Group, Inc. (NASDAQ: PDGI), a leading provider of drug development services, today announced that it has amended its credit financing agreement.

As amended, the credit agreement provides the Company with a $45 million revolving credit facility and adjusts certain provisions of the credit facility. UBS AG, Stamford Branch, remains the administrative agent.

“We are very pleased that the credit facility amendment has been completed,” commented John P. Hamill, executive vice president and chief financial officer. “The amendment provides the company with additional operational flexibility.”

Further details are being filed on a Form 8-K with the SEC. A copy of the amendment will be filed as an exhibit to the Company’s upcoming Form 10-Q filing for the quarter ending September 30, 2006.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc. is an international drug development services company offering a comprehensive range of clinical development, clinical and bioanalytical laboratory, and consulting services to the branded pharmaceutical, biotechnology, generic drug and medical device industries. PharmaNet Development Group, Inc. has more than 30 offices, facilities and laboratories with more than 2,000 employees strategically located throughout the world. For more information, visit the Company's website at http://www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; our ability to implement a sale/leaseback arrangement for the construction of our Quebec City headquarters for Anapharm; whether adverse publicity relating to the Company’s discontinued Miami operations causes clients to select competitors, not only for early stage branded clinical trials but also for other aspects of the Company’s business; its ability to comply with the timeline agreed upon in the settlement reached with the Miami-Dade County Unsafe Structures Board and any related fines or expenses if we are unsuccessful complying with such timeline; the associated costs and expenses with discontinuing the Company's operations in Miami and Ft. Myers, including the potential costs of the demolition of the Miami facility; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value for its Miami property; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; its assessment of its effective tax rate; the Company’s financial guidance; its ability to obtain additional waivers or amendments of its Credit Facility; our future effective tax rate; our ability to amend our credit facility within our anticipated timeline; our anticipated 2006 capital expenditures; our 2006 costs of compliance of Section 404 of the Sarbanes-Oxley Act; our ability to remediate our material weaknesses; the impact of foreign currency transaction costs and the effectiveness of any hedging strategies that we implement; and the national and international economic climate as it affects drug development operations. Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2005, and its most recent Quarterly Report on Form 10-Q, which were originally filed as SFBC International (NASDAQ: SFCC). The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the US Securities and Exchange Commission.

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